UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2003

PINNACLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	000-24784	94-3003809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 North Bernardo Avenue, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 526-1600

Not applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events

On July 28, 2003, Pinnacle Systems, Inc., a California corporation (“Pinnacle”), issued a press release announcing that on July 25, 2003, pursuant to that certain Asset Purchase Agreement, dated as of June 29, 2003 (the “Purchase Agreement”) by and among SCM Microsystems, Inc., a Delaware corporation (“SCM”), and Dazzle Multimedia, Inc., a Delaware corporation sometimes doing business as “Dazzle, Inc.” and wholly owned subsidiary of SCM, on the one hand, and Pinnacle, on the other hand, Pinnacle completed its acquisition of the Digital Video Business of SCM.

A copy of the Purchase Agreement and the press release are filed as exhibits to this Current Report on Form 8-K.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

2.4	Asset Purchase Agreement dated June 29, 2003 by and among SCM and Dazzle Multimedia, Inc., a Delaware corporation sometimes doing business as “Dazzle, Inc.” and wholly owned subsidiary of SCM, on the one hand, and Pinnacle Systems, Inc., a California corporation on the other hand.

99.1	Press Release of Pinnacle Systems, Inc. dated July 28, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2003	PINNACLE SYSTEMS, INC.

	By:	/s/ Arthur D. Chadwick
Arthur D. Chadwick
Vice President of Finance, Chief Financial Officer, and Secretary

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INDEX TO EXHIBITS

Exhibit No.	Description

2.4	Asset Purchase Agreement dated June 29, 2003 by and among SCM and Dazzle Multimedia, Inc., a Delaware corporation sometimes doing business as “Dazzle, Inc.” and wholly owned subsidiary of SCM, on the one hand, and Pinnacle Systems, Inc., a California corporation on the other hand.

99.1	Press Release of Pinnacle Systems, Inc. dated July 28, 2003